UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2011

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 23, 2011, the Board of Directors of MeadWestvaco Corporation (the “Company”) approved a correction to the MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated on February 28, 2011 (the “Amended and Restated Plan”) to correct a typographical error. Shareholders approved the amendment and restatement of the Amended and Restated Plan at the 2011 Annual Meeting of Shareholders on April 18, 2011 (the “Annual Meeting”). As noted in the proxy statement related to the Annual Meeting, which was filed on March 17, 2011, the purpose of the amendments embodied in the Amended and Restated Plan was to authorize an additional 8,125,000 shares for future grants under the Amended and Restated Plan in order to allow the Company to continue to use stock-based compensation to align stockholder and employee interest and to motivate employees providing services to the Company. However, due to a typographical error, the plan summary and copy of the plan attached to the proxy statement referenced only the additional 8,125,000 shares instead of the cumulative 21,625,000 shares available for grant (which reflects the shares approved by shareholders in 2009 and 2011). The correction to the Amended and Restated Plan gives effect to the 2011 shareholder vote by reflecting that an additional 8,125,000 shares, for a total of 21,625,000 shares in the aggregate, are available for issuance under the Amended and Restated Plan from and after January 1, 2009 (which number of shares also may be granted as incentive stock options under the Amended and Restated Plan). This summary is qualified in its entirety by reference to the corrected Amended and Restated Plan, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated on February 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: August 24, 2011		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

10.1	MeadWestvaco Corporation 2005 Performance Incentive Plan, as amended and restated on February 28, 2011.